Exhibit 99.1

Intapp Announces Second Quarter Fiscal Year 2023 Financial Results

•
Second quarter SaaS and support revenue of $61.6 million, up 31% year-over-year
•
Second quarter total revenue of $84.7 million, up 31% year-over-year
•
Cloud annual recurring revenue (ARR) of $191.8 million, up 42% year-over-year

PALO ALTO, Calif., Feb. 6, 2023 – Intapp, Inc. (NASDAQ: INTA), a leading provider of cloud software for the professional and financial services industry, announced its financial results for the second quarter of fiscal year 2023 ended December 31, 2022. Intapp also provided its outlook for the third quarter and full fiscal year of 2023.

“We continued to see steady demand for our purpose-built solutions in the second quarter with the addition of new clients and the expansion of existing client relationships,” said John Hall, CEO of Intapp. “Our strong results demonstrate the industry's commitment to investing in digital transformation and our ability to lead the way.”

Second Quarter of Fiscal Year 2023 Financial Highlights

•
SaaS and support revenue was $61.6 million, a 31% year-over-year increase compared to the second quarter of fiscal year 2022.
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Total revenue was $84.7 million, a 31% year-over-year increase compared to the second quarter of fiscal year 2022.
•
Cloud ARR was $191.8 million as of December 31, 2022, a 42% increase year-over-year compared to Cloud ARR at the end of the second quarter in the prior year. Cloud ARR represented 64% of total ARR as of December 31, 2022, compared to 56% as of December 31, 2021.
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Total ARR was $301.3 million as of December 31, 2022, a 26% increase year-over-year compared to total ARR at the end of the second quarter in the prior year.
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GAAP operating loss was ($19.4) million, compared to a GAAP operating loss of ($24.3) million in the second quarter of fiscal year 2022.
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Non-GAAP operating profit was $2.8 million, compared to a non-GAAP operating loss of ($0.2) million in the second quarter of fiscal year 2022.
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GAAP net loss was ($19.8) million, compared to a GAAP net loss of ($24.2) million in the second quarter of fiscal year 2022.
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Non-GAAP net income was $2.2 million, compared to a non-GAAP net loss of ($0.1) million in the second quarter of fiscal year 2022.
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GAAP net loss per share was ($0.31), compared to a GAAP net loss per share of ($0.40) in the second quarter of fiscal year 2022.
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Non-GAAP fully diluted net income per share was $0.03, compared to a non-GAAP net loss per share of ($0.00) in the second quarter of fiscal year 2022.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $51.6 million as of December 31, 2022, compared to $50.8 million as of June 30, 2022, primarily reflecting net cash provided by operating activities, offset by the last Repstor contingent consideration payment.
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For the six months ended December 31, 2022, cash provided by operating activities was $13.3 million, compared to cash provided by operating activities of $6.5 million for the six months ended December 31, 2021.

Business Highlights

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As of December 31, 2022, we served more than 2,200 clients, 561 of which each generated more than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of December 31, 2022 was above our projected range of 110% to 114%. Given that we have been above our original and raised ranges for six quarters in a row, we decided to increase the range a second time, now to 113% to 117%. We note the second quarter net revenue retention rate was within this new higher range.
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We continued to add new clients and expand existing accounts including venture growth firm B Capital, private equity firms Cuadrilla Capital and LivingBridge, and investment banks GP Bullhound and SEB.
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In November 2022, we hosted a 2-day “Intapp City Tour” event in New York, which was attended by industry experts, partners, and clients spanning private capital, investment banking, legal, accounting, and consulting firms.
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As our strategic partnership with Microsoft continues to develop and mature, we were officially recognized as a Microsoft Top Tier Partner, a designation achieved by less than 1% of partners.
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DealCloud won two industry awards in the second quarter of fiscal year 2023. It won best deal origination technology at the 2022 Private Equity Wire U.S. Awards and enterprise product of the year, financial services for 2022 by Best in Biz Awards.

Third Quarter and Full Fiscal Year 2023 Outlook

Fiscal 2023 Outlook
	Third Quarter	Fiscal Year
SaaS and support revenue (in millions)	$63.0 - $64.0	$246.0 - $250.0
Total revenue (in millions)	$87.0 - $88.0	$340.5 - $344.5
Non-GAAP operating profit (in millions)	$0.5 - $1.5	$4.5 - $8.5
Non-GAAP net income (loss) per share	($0.01) - $0.01	$0.02 - $0.06

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net income (loss),” and “non-GAAP net income (loss) per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP net income (loss) per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Monday, February 6, 2023, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,200 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year of fiscal year 2023, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events, such as outbreaks, epidemics, or pandemics involving public health, including the COVID-19 pandemic and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures and economic and market downturns, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, acquisition-related transaction costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the estimated fully diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

David.trone@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues
SaaS and support	$61,605	$46,970	$118,418	$90,459
Subscription license	10,979	9,323	23,227	19,907
Total recurring revenues	72,584	56,293	141,645	110,366
Professional services	12,108	8,404	22,585	16,521
Total revenues	84,692	64,697	164,230	126,887
Cost of revenues
SaaS and support	12,456	12,175	24,854	23,517
Total cost of recurring revenues	12,456	12,175	24,854	23,517
Professional services	14,329	11,378	27,265	22,412
Total cost of revenues	26,785	23,553	52,119	45,929
Gross profit	57,907	41,144	112,111	80,958
Gross margin	68.4%	63.6%	68.3%	63.8%
Operating expenses:
Research and development	23,392	17,386	43,071	34,356
Sales and marketing	33,538	26,840	64,850	52,485
General and administrative	20,753	21,217	41,163	42,047
Lease modification and impairment	(348)	—	1,601	—
Total operating expenses	77,335	65,443	150,685	128,888
Operating loss	(19,428)	(24,299)	(38,574)	(47,930)
Loss on debt extinguishment	—	—	—	(2,407)
Interest expense	(39)	(38)	(78)	(197)
Other income (expense), net	179	(419)	(505)	460
Net loss before income taxes	(19,288)	(24,756)	(39,157)	(50,074)
Income tax benefit (expense)	(466)	531	(651)	719
Net loss	$(19,754)	$(24,225)	$(39,808)	$(49,355)
Net loss per share, basic and diluted	$(0.31)	$(0.40)	$(0.63)	$(0.82)
Weighted-average shares used to compute net loss per share, basic and diluted	63,287	60,889	63,076	60,487

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	December 31, 2022	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$51,563	$50,783
Restricted cash	1,007	3,528
Accounts receivable, net of allowance for doubtful accounts of $1,404 and $918 as of December 31, 2022 and June 30, 2022, respectively	68,193	66,947
Unbilled receivables, net	9,153	6,763
Other receivables, net	935	3,199
Prepaid expenses	7,489	5,984
Deferred commissions, current	10,897	10,187
Total current assets	149,237	147,391
Property and equipment, net	14,834	12,283
Operating lease right-of-use assets	16,890	—
Goodwill	269,865	269,103
Intangible assets, net	42,843	48,430
Deferred commissions, noncurrent	15,601	14,755
Other assets	1,853	2,451
Total assets	$511,123	$494,413
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,090	$4,220
Accrued compensation	31,342	40,004
Accrued expenses	7,915	8,774
Deferred revenue, net	162,953	142,768
Other current liabilities	26,712	27,753
Total current liabilities	235,012	223,519
Deferred tax liabilities	1,795	2,099
Deferred revenue, noncurrent	1,300	2,712
Operating lease liabilities, noncurrent	16,567	—
Other liabilities	3,593	10,201
Total liabilities	258,267	238,531
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 700,000 shares authorized; 63,651 and 62,739 shares issued and outstanding as of December 31, 2022 and June 30, 2022, respectively	64	63
Additional paid-in capital	680,035	643,227
Accumulated other comprehensive loss	(1,699)	(1,672)
Accumulated deficit	(425,544)	(385,736)
Total stockholders’ equity	252,856	255,882
Total liabilities and stockholders’ equity	$511,123	$494,413

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net loss	$(19,754)	$(24,225)	$(39,808)	$(49,355)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,621	4,104	7,737	8,156
Amortization of deferred financing costs	39	37	77	37
Amortization of operating lease right-of-use assets	1,131	—	2,404	—
Provision for doubtful accounts	518	303	676	594
Stock-based compensation	20,268	20,440	36,036	39,468
Lease modification and impairment	(348)	—	1,601	—
Loss on debt extinguishment	—	—	—	2,407
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(85)	466	(232)	(489)
Deferred income taxes	(146)	(365)	(304)	(609)
Other	—	3	—	39
Changes in operating assets and liabilities:
Accounts receivable	(16,754)	(9,615)	(1,514)	7,153
Unbilled receivables, current	(192)	114	(2,390)	(61)
Prepaid expenses and other assets	2,336	427	1,029	1,532
Deferred commissions	(1,162)	(1,726)	(1,556)	(3,356)
Accounts payable and accrued liabilities	7,733	1,803	(8,094)	(3,678)
Deferred revenue, net	11,661	9,448	18,773	10,022
Operating lease liabilities	(986)	—	(3,123)	—
Other liabilities	2,252	662	2,035	(5,335)
Net cash provided by operating activities	10,132	1,876	13,347	6,525
Cash Flows from Investing Activities:
Purchases of property and equipment	(30)	(84)	(1,698)	(116)
Capitalized internal-use software costs	(1,431)	(1,107)	(2,697)	(1,938)
Net cash used in investing activities	(1,461)	(1,191)	(4,395)	(2,054)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	—	(278,000)
Proceeds from initial public offering, net of underwriting discounts	—	—	—	292,758
Payments for deferred offering costs	—	(969)	—	(4,358)
Proceeds from stock option exercises	3,451	1,622	4,480	3,883
Proceeds from employee stock purchase plan	1,241	—	1,241	—
Payments related to tax withholding for vested equity awards	(3,447)	—	(4,948)	—
Payments of contingent consideration and acquisition-related holdback	(1,816)	—	(11,115)	—
Payment of deferred financing costs	—	(769)	—	(769)
Net cash provided by (used in) financing activities	(571)	(116)	(10,342)	13,514
Effect of foreign currency exchange rate changes on cash and cash equivalents	617	518	(351)	303
Net increase (decrease) in cash, cash equivalents and restricted cash	8,717	1,087	(1,741)	18,288
Cash, cash equivalents and restricted cash - beginning of period	43,853	58,664	54,311	41,463
Cash, cash equivalents and restricted cash - end of period	$52,570	$59,751	$52,570	$59,751
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$51,563	$56,024	$51,563	$56,024
Restricted cash	1,007	3,727	1,007	3,727
Total cash, cash equivalents and restricted cash	$52,570	$59,751	$52,570	$59,751

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP gross profit	$57,907	$41,144	$112,111	$80,958
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	1,691	1,190	2,724	1,938
Amortization of intangible assets	917	1,963	2,413	3,927
Non-GAAP gross profit	$60,515	$44,297	$117,248	$86,823
Non-GAAP gross margin	71.5%	68.5%	71.4%	68.4%

Non-GAAP Operating Expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Research and development	$23,392	$17,386	$43,071	$34,356
Stock-based compensation	(4,646)	(4,285)	(6,780)	(8,635)
Non-GAAP research and development	$18,746	$13,101	$36,291	$25,721

Sales and marketing	$33,538	$26,840	$64,850	$52,485
Stock-based compensation	(6,352)	(6,888)	(12,105)	(13,357)
Amortization of intangible assets	(1,467)	(1,240)	(2,931)	(2,479)
Non-GAAP sales and marketing	$25,719	$18,712	$49,814	$36,649

General and administrative	$20,753	$21,217	$41,163	$42,047
Stock-based compensation	(7,579)	(8,077)	(14,427)	(15,538)
Amortization of intangible assets	(122)	(107)	(243)	(213)
Change in fair value of contingent consideration	232	(390)	232	(727)
Acquisition-related transaction costs	(42)	—	(201)	(81)
Non-GAAP general and administrative	$13,242	$12,643	$26,524	$25,488

Non-GAAP Operating Profit (Loss)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP operating loss	$(19,428)	$(24,299)	$(38,574)	$(47,930)
Adjusted to exclude the following (including the portion related to total cost of revenues):
Stock-based compensation	20,268	20,440	36,036	39,468
Amortization of intangible assets	2,506	3,310	5,587	6,619
Lease modification and impairment	(348)	—	1,601	—
Change in fair value of contingent consideration	(232)	390	(232)	727
Acquisition-related transaction costs	42	—	201	81
Non-GAAP operating profit (loss)	$2,808	$(159)	$4,619	$(1,035)

Non-GAAP Net Income (Loss)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP net loss	$(19,754)	$(24,225)	$(39,808)	$(49,355)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	20,268	20,440	36,036	39,468
Amortization of intangible assets	2,506	3,310	5,587	6,619
Lease modification and impairment	(348)	—	1,601	—
Change in fair value of contingent consideration	(232)	390	(232)	727
Acquisition-related transaction costs	42	—	201	81
Income tax effect of non-GAAP adjustments (1)	(244)	—	(481)	—
Non-GAAP net income (loss)	$2,238	$(85)	$2,904	$(2,460)

GAAP net loss per share, basic and diluted	$(0.31)	$(0.40)	$(0.63)	$(0.82)
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.00)	$0.04	$(0.04)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	63,287	60,889	63,076	60,487
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	72,067	60,889	70,080	60,487

(1) The income tax effect of non-GAAP adjustments for the three and six months ended December 31, 2021 were immaterial.